UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive, Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( § 203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( § 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2019, the Compensation Committee of the Board of Directors (Compensation Committee) of the Company approved the 2019 Executive Incentive Compensation Plan (2019 Plan), in which the Company’s named executive officers (NEOs) participate, with the exception of Mr. George Pedersen, our Executive Chairman. The 2019 Plan includes potential performance goals for participants based on the following criteria at each of the Company level and business group level: revenue; earnings before interest and taxes; and contract bookings. The inclusion and weighting of particular performance goals varies depending on the participant. The 2019 Plan provides for target incentive payment amounts for each participating NEO at 85% of his or her 2019 base salary. Based on actual results in 2019, the potential payouts for each participating NEO under the 2019 Plan may range from 0% to 175% of his or her respective target incentive payment amounts. The description of the 2019 Plan set forth herein is qualified in its entirety by reference to the full text of the 2019 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 5, 2019, the Compensation Committee approved grants of equity awards to our NEOs (other than Mr. Pedersen), with such equity grants to be effective and made on March 15, 2019. The grants consisted of both stock options and time-based restricted stock units (time-based RSUs) for Ms. Judy Bjornaas and Messrs. Kevin Phillips and Rick Wagner, and performance-based restricted stock units (performance-based RSUs) for Mr. Matt Tait. One-third of the time-based RSUs vest on each of the first, second, and third anniversary of the date of the grant, subject in each case to the continued employment of the award recipient through the applicable vesting date. The performance-based RSUs established a target number of restricted stock units, with the actual number of restricted stock units earned to be determined based on the level of achievement of the performance metrics by the participant over a two-year performance period (from January 1, 2019 through December 31, 2020). The performance criteria used in Mr. Tait’s performance-based RSUs include compounded average growth rate (CAGR) for the Company’s revenue and earnings per share and the CAGR of revenue and contribution to EPS for the MSS business group over the two-year performance period. Based on actual results, the actual amount of RSUs that Mr. Tait may earn range from 0% to 150% of his target award amount.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	ManTech International Corporation 2019 Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTECH INTERNATIONAL CORPORATION

	By:	/s/ Michael R. Putnam
Date: March 11, 2019	Name:	Michael R. Putnam
	Title:	Senior VP - Corporate & Regulatory Affairs